                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 9, 2001


                           ALLIS-CHALMERS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                        1-2199                 33-0126090
          --------                        ------                 ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


             8150 Lawndale Avenue, Houston, Texas         77012
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (713) 928-6200


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

         This Form 8-K/A, Amendment No. 1, amends and supplements the Form 8-K (the "Original Form 8-K") filed by Allis-Chambers Corporation (the "Company" or "Allis-Chalmers") on May 15, 2001 in connection with a transaction pursuant to which the Company's wholly-owned subsidiary, Allis-Chalmers Acquisition Corp., merged with and into OilQuip Rentals, Inc., a Delaware corporation ("OilQuip"), in accordance with an Agreement and Plan of Merger dated as of May 9, 2001. Mountain Compressed Air, Inc. is a wholly-owned subsidiary of OilQuip which acquired assets from Mountain Air Drilling Service Co., Inc. The financial statements of the business acquired and the unauditied pro forma financial information relating to such acquisition is filed herewith as item 7 to the Original Form 8-K. This Form 8-K/A also contains information regarding a change in the Company's certifying accountant.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
        ----------------------------------------------

         (a) The financial statements of the Company for the years ended December 31, 2000 and 1999 have been audited by PricewaterhouseCoopers LLP ("PWC"), independent accountants. By letter dated July 10, 2001 and received by the Company on July 11, 2001, PWC resigned as the independent accountants to the Company.

                  PWC's reports on the financial statements of the Company for the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that PWC's reports for each of the past two fiscal years included an explanatory paragraph which noted that, as of September 30, 1997, the Company and its subsidiaries incurred an estimated liability to the PBGC for unfunded benefit liabilities and accumulated funding deficiencies totaling approximately $68 million. Such qualified opinions noted that the Company did not have the financial resources to fund this liability to the PBGC. Such qualified opinions also noted that the matter raised substantial doubt about the Company's ability to continue as a going concern.

                  During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of PWC, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreements in connection with its audit reports with respect to financial statements of the Company for 2000 and 1999. The term "disagreement" is utilized in accordance with Instruction 4 to Item 304 of Regulation S-K. The Company requested PWC to furnish a letter to the Securities and Exchange Commission stating whether PWC agrees with the statements made by the Company in this Form 8-K. Such letter is attached as an exhibit to this Form 8-K.

         (b) At this time, the Company is investigating various accounting firms, including Gordon, Hughes & Banks, LLP, in search of a new firm for this fiscal year.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ----------------------------------

         (a)      Financial Statements of Business Acquired.
                  ------------------------------------------

                  MOUNTAIN AIR DRILLING SERVICE CO., INC.
                  ---------------------------------------

                  Independent Auditor's Report
                  Independent Auditors' Report

                  Balance Sheet - December 31, 2000
                  Statements of Operations - Three Years ended December 31, 2000 Statements of Shareholders' Equity - Three Years ended December 31, 2000 Statements of Cash Flows - Three Years ended December 31, 2000 Notes to Consolidated Financial Statements

                  OILQUIP RENTALS, INC.
                  ---------------------

                  Independent Auditors' Report
                  Balance Sheet - December 31, 2000
                  Consolidated Statement of Operations - For the Period
                    February 4, 2000 through December 31, 2000
                  Consolidated Statement of Cash Flows - For the Period
                    February 4, 2000 through December 31, 2000
                  Consolidated Statement of Stockholders' Equity - For the
                    Period February 4, 2000 through December 31, 2000
                  Notes to Consolidated Financial Statements

                  MOUNTAIN AIR DRILLING SERVICE CO., INC. (UNAUDITED)
                  ---------------------------------------------------

                  Statements of Operation - Period from January 1, 2001 to
                    February 6, 2001 and Quarter Ended March 31, 2000
                  Statements of Cash Flows - Period from January 1, 2001 to
                    February 6, 2001 and Quarter Ended March 31, 2000
                  Notes to Consolidated Financial Statements

                  OILQUIP RENTALS, INC. (UNAUDITED)
                  ---------------------------------

                  Consolidated Balance Sheet - March 31, 2001
                  Consolidated Statement of Operations - Quarter Ended
                    March 31, 2001
                  Consolidated Statement of Cash Flows - Quarter Ended
                    March 31, 2001
                  Notes to Consolidated Financial Statements

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)
                  ------------------------------------------

                  Unaudited Summary Pro Forma Combined Condensed Financial
                    Information
                  Pro Forma Consolidated Statement of Operations - Year Ended
                    December 31, 2000
                  Pro Forma Consolidated Balance Sheet - March 31, 2001
                  Pro Forma Consolidated Statement of Operations - Three Months
                    Ended March 31, 2001
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

         (c)      Exhibits.
                  ---------

                  16.1 Letter, dated July 16, 2001, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding its termination as the Company's principal accountant responsible for auditing the Company's financial statements.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Mountain Air Drilling Service Co., Inc.
Grand Junction, Colorado

We have audited the accompanying balance sheet of Mountain Air Drilling Service Co., Inc. as of December 31, 2000, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial portion of Mountain Air Drilling Service Co., Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounted principles.



                                                           WHEELER WASOFF. P.C.


Denver, Colorado
April 24, 2001

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Mountain Air Drilling Service Co., Inc.
Grand Junction, Colorado

We have audited the accompanying balance sheets of Mountain Air Drilling Service Co., Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mountain Air Drilling Service Co., Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                   Gordon, Hughes & Banks, LLP


Lakewood, Colorado
July 21, 2000

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           December 31,
                                                                   2000        1999         1998
                                                                   ----        ----         ----
                                     ASSETS
Current Assets
  Cash                                                           $   634      $   502     $   301
  Accounts receivable - trade                                        610          452         720
  Other current assets                                                40          127          31
                                                                 -------      -------     -------

    Total Current Assets                                           1,284        1,081       1,052

  Property and Equipment, net                                      1,430        1,584       1,500
                                                                 -------      -------     -------

Total Assets                                                     $ 2,714      $ 2,665     $ 2,552
                                                                 =======      =======     =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                               $    69      $   244     $   238
  Accrued expenses                                                   134          139         173
  Deposits and other                                                 100            -          16
                                                                 -------      -------     -------

    Total Current Liabilities                                        303          383         427
                                                                 -------      -------     -------
Shareholders' Equity
  Common stock: no par value, 10,000 shares Authorized;
    2,000 shares issued and outstanding                            1,895        1,895       1,895
  Retained earnings                                                  516          387         230
                                                                 -------      -------     -------

  Total Shareholders' Equity                                       2,411        2,282       2,125
                                                                 -------      -------     -------

Total Liabilities and Shareholders' Equity                       $ 2,714      $ 2,665     $ 2,552
                                                                 =======      =======     =======


The accompanying notes are an integral part of the financial statements.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               Years Ended December 31,
                                               ------------------------
                                           2000         1999           1998
                                           ----         ----           ----
Revenue
  Equipment rental                       $ 2,761       $ 3,004       $ 3,182
  Operator revenue                         2,158         2,461         2,658
  Supply sales                               523           626           660
  Subcontract revenue                        191           301           104
  Other revenue                               59            37           153
                                         -------       -------       -------

                                           5,692         6,429         6,757

Cost of revenue                            2,689         3,779         3,687
                                         -------       -------       -------

Gross profit                               3,003         2,650         3,070

General and administrative expenses          613           622           579
                                         -------       -------       -------

Income from operations                     2,390         2,028         2,491
                                         -------       -------       -------
Other income (expense)
  Interest income                             21             8             -
  Interest (expense)                           -            (1)          (14)
  Miscellaneous income                         2             2             2
                                         -------       -------       -------

                                              23             9           (12)
                                         -------       -------       -------

Net income                               $ 2,413       $ 2,037       $ 2,479
                                         =======       =======       =======


The accompanying notes are an integral part of the financial statements.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                        (IN THOUSANDS, EXCEPT FOR SHARES)

                                      Partnership        Common Stock            Retained
                                         Equity      Shares        Amount        Earnings
                                      -----------    ------        ------        --------
Balance, January 1, 1998               $  1,895            -       $     -       $      -

Transfer partnership equity to
  common stock                           (1,895)       2,000         1,895              -

    Net income                                -            -             -          2,479

    Distributions                             -            -             -         (2,249)
                                       --------      -------       -------       --------


Balance, December 31, 1998                    -        2,000         1,895            230

    Net income                                -            -             -          2,037

    Distributions                             -            -             -         (1,880)
                                       --------      -------       -------       --------


Balance, December 31, 1999                    -        2,000         1,895            387

    Net income                                -            -             -          2,413

    Distributions                             -            -             -         (2,284)
                                       --------      -------       -------       --------


Balance, December 31, 2000             $      -        2,000       $ 1,895       $    516
                                       ========      =======       =======       ========

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    Years Ended December 31,
                                                                2000          1999          1998
                                                                ----          ----          ----
Cash flows from operating activities:
  Net income                                                  $ 2,413       $ 2,037       $ 2,479
  Adjustments to reconcile net income to cash
    provided by operations
      Depreciation                                                283           260           220
  Changes in assets and liabilities
      Decrease (increase) in accounts receivable                 (158)          267           (22)
      Decrease (increase) in prepaid and other assets              87           (95)          (10)
      (Decrease) increase in accounts payable                    (175)            6            82
      (Decrease) increase in accrued expenses                      (5)          (34)           46
      Increase in deposits                                        100             -             -
                                                              -------       -------       -------

  Net cash flows provided by operating activities               2,545         2,441         2,795
                                                              -------       -------       -------

Cash flows from investing activities
  Purchase of property and equipment                             (129)         (344)         (389)
                                                              -------       -------       -------

  Net cash flows (used) by investing activities                  (129)         (344)         (389)
                                                              -------       -------       -------

Cash flows from financing activities
  Distributions paid in cash                                   (2,284)       (1,880)       (2,249)
  Proceeds from debt                                                -             -           143
  Repayment of long term debt                                       -           (16)         (174)
                                                              -------       -------       -------

  Net cash flows (used) by financing activities                (2,284)       (1,896)       (2,280)
                                                              -------       -------       -------

Net increase in cash                                              132           201           126

Cash, beginning of year                                           502           301           175
                                                              -------       -------       -------

Cash, end of year                                             $   634       $   502       $   301
                                                              =======       =======       =======

Cash paid in interest                                         $     -       $     1       $    14
                                                              =======       =======       =======


The accompanying notes are an integral part of the financial statements.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Mountain Air Drilling Service Co., Inc. (Mountain Air) was formed in 1975 as a Colorado general partnership to provide service to the drilling industry. Effective January 1, 1998, Mountain Air filed Articles of Incorporation with the State of Colorado and became an S Corporation.

Mountain Air provides the lease of equipment and manpower to the oil and gas industry. Mountain Air's customers consist primarily of businesses with well sites in Colorado, New Mexico, Utah, Nevada and Wyoming.

Property and Equipment

Property and equipment represents the cost of equipment in use in the operations of Mountain Air.

Equipment in assembly represents the direct cost of components used in the equipment being constructed and does not include any internal labor or administrative costs. This equipment will be used in the normal operations of Mountain Air and will be reclassified to field equipment and depreciated as it is completed and placed in service.

Equipment not in service represents the cost of various parts and components that have been purchased for use in field equipment as needed. These components will be used in the normal operations of Mountain Air and will be reclassified to field equipment and depreciated as they are added to operating equipment.

Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

The cost of property and equipment currently in service is depreciated over the estimated useful lives of the related assets, which range from three to ten years. Depreciation is computed on the straight-line method for financial reporting purposes. Depreciation expense charged to operations was $283,000, $260,000, and $220,000 for the years ended December 31, 2000, 1999, and 1998, respectively.

Income Taxes

Mountain Air was originally formed as a Colorado general partnership and effective January 1, 1998, Mountain Air filed Articles of Incorporation and elected to be treated as a S Corporation. The taxable income or loss of a partnership and S Corporation is passed through to its partners/shareholders without being taxed at the entity level. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Cash Equivalents

For the purpose of reporting cash flows, Mountain Air considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, Mountain Air has cash in banks in excess of federally insured amounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising

Mountain Air has the policy of expensing nondirect-response advertising costs as incurred. Total advertising costs charged to operations were $31,000, $44,000 and $95,000 during the years ended December 31, 2000, 1999, and 1998, respectively.

NOTE 2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                          2000         1999          1998
                                          ----         ----          ----
                                                  (in thousands)
Field equipment                         $ 2,865       $ 2,779       $ 2,463
Shop equipment                               88            88            88
Vehicles and trucks                         179           179           179
Office furniture and equipment               45            57            66
Equipment in assembly                        63            63           106
Equipment not in service                    685           630           568
                                        -------       -------       -------
                                          3,925         3,796         3,470

Less accumulated depreciation            (2,495)       (2,212)       (1,970)
                                        -------       -------       --------

                                        $ 1,430       $ 1,584       $ 1,500
                                        =======       =======       =======

NOTE 3. RELATED PARTY TRANSACTIONS

Mountain Air leases the shop and administrative office space in Colorado from a partnership whose partners are the stockholders of Mountain Air. The current lease agreement requires a monthly rent payment of $8,500 and expires December 31, 2001. Rent expense charged to operations under the lease was $102,000, $102,000, and $77,000 during the years ended December 31, 2000, 1999, and 1998, respectively.

Mountain Air has financed the purchase of various vehicles with a partnership whose partners are the stockholders of Mountain Air. Interest paid on these obligations totaled $1,000 and $14,000 during the years ended December 31, 1999 and 1998, respectively. Notes related to these vehicles were paid off in March 1998 and July 1999.

Mountain Air paid salaries of $180,000 to its officers for 2000, 1999, and 1998. Mountain Air incurred expenses on behalf of its officers of $47,000 and $59,000 for 2000 and 1999, respectively.

NOTE 4. LEASE COMMITMENTS

Shop and administrative office space in Colorado is leased under a commitment with a related party and as described in Note 3.

Mountain Air is obligated under a lease agreement for shop and administrative space in New Mexico on a month to month basis, currently at $500 per month; and also leases field equipment on a month to month basis when required to perform services for customers.

Minimum future lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2000 for each of the next five years are:

         Year ended December 31, 2001             $102,000

Rent expense charged to operations, including related party amounts, was $108,000, $102,000 and $79,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

NOTE 5. SHAREHOLDERS EQUITY

Mountain Air was originally formed as a Colorado general partnership and effective January 1, 1998, Mountain Air filed Articles of Incorporation and elected to be treated as an S Corporation. The income or loss of a partnership and S Corporation is passed through to its partners/shareholders.

NOTE 6. MAJOR CUSTOMERS

Mountain Air had equipment and manpower rental income from one customer, Burlington Resources, which accounted for approximately 69.3%, 54.6% and 52.5% of total revenue during the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 7. FINANCIAL INSTRUMENTS

Fair Value

The carrying amount reported in the balance sheet for cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Concentration of Credit Risk

Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

Mountain Air maintains its cash balances in one financial institution. The cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances totaled approximately $530,000, $400,000, and $200,000 as of December 31, 2000, 1999, and 1998, respectively. Mountain Air's cash balances in the financial institution are covered by a sweep account arrangement, with excess funds invested overnight. During the investment period, the Federal Deposit Insurance Corporation does not insure the funds.

NOTE 8. SEGMENT REPORTING

Mountain Air has one reportable segment, the leasing of equipment and manpower to the oil and gas industry. All revenues and assets of Mountain Air are attributable to this segment.

NOTE 9. COMPREHENSIVE INCOME

There are no adjustments necessary to net income as presented in the accompanying statements of operations to derive comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income."

NOTE 10. RECLASSIFICATIONS

Certain prior period balances have been reclassified to conform to current year presentation.

NOTE 11. SALE OF BUSINESS

On February 6, 2001, Mountain Air completed the sale of certain assets pursuant to an Asset Purchase Agreement with Mountain Compressed Air, Inc., a non-related entity, for $12,200,000. As of December 31, 2000, Mountain Air had received a deposit of $100,000 from the purchaser in contemplation of the sale, and an additional $100,000 had been placed in escrow by the purchaser with a selling agent. Subsequent to December 31, 2000, the escrow was released directly to the shareholders of Mountain Air.

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
OilQuip Rentals, Inc. (A Development Stage Company)
Los Angeles, California

We have audited the accompanying balance sheet of OilQuip Rentals, Inc. (A Development Stage Company) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from February 4, 2000 (Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OilQuip Rentals, Inc. (A Development Stage Company) as of December 31, 2000 and the results of its operations and cash flows for the period from February 4, 2000 (Inception) to December 31, 2000, in conformity with generally accepted accounting principles.



                                                     GORDON, HUGHES & BANKS, LLP


Englewood, Colorado
May 15, 2001

                              OILQUIP RENTALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS
CURRENT ASSETS
Cash                                                                       $4
Common stock subscribed                                                 1,838
Other receivable                                                           20
Due from related party                                                    104
                                                                          ---
     Total current assets                                               1,966

Business acquisition costs                                                379
Deferred financing costs                                                   15
                                                                           --

     Total assets                                                      $2,360
                                                                       ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                                     $12
                                                                          ---

     Total liabilities                                                     12

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 10,000,000 shares authorized and
9,875 shares issued and outstanding at December 31, 2000                    -
Additional paid in capital                                              2,975
(Deficit) accumulated during development stage                           (627)
                                                                         -----
     Total stockholders' equity                                         2,348
     Total liabilities and stockholders' equity                        $2,360
                                                                       ======


See accompanying summary of accounting policies and notes to the financial statements.

                              OILQUIP RENTALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                   FOR THE PERIOD FEBRUARY 4, 2000 (INCEPTION)
                            THROUGH DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                   Cumulative
                                                     During
                                                   Development
                                                      Stage
                                                 ---------------
Revenue                                                 $-

Operating expenses:
    Abandoned acquisition costs                        244
    General and administrative                         383
                                                 ---------------
      Total operating expenses                         627
                                                 ---------------
Net (loss)                                           $(627)
                                                 ===============









See accompanying summary of accounting policies and notes to the financial statements.

                              OILQUIP RENTALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                   FOR THE PERIOD FEBRUARY 4, 2000 (INCEPTION)
                            THROUGH DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                               Cumulative
                                                                 During
                                                              Development
                                                                 Stage
                                                            ---------------
Cash flows from operating activities:
  Net (loss)                                                     $(627)
  Adjustments to reconcile net (loss) to cash
      provided by operating activities:
    Abandoned acquisition costs                                    244
    Contributed Services                                           250
    Change in assets and liabilities:                              538
      (Increase) in other receivables                              (20)
      Due from related party                                      (104)
      Increase in accounts payable                                  12
                                                            ---------------
        Net cash provided by operating activities                  293
                                                            ---------------

Cash flows from investing activities:
  Business Acquisition costs                                      (624)
                                                            ---------------
        Net cash (used) by investing activities                   (624)
                                                            ---------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                           350
  Deferred financing costs                                         (15)
                                                            ---------------

        Net cash provided by financing activities                  335
                                                            ---------------

Net increase in cash                                                 4
Cash, beginning of period                                            -
                                                            ---------------
Cash, end of period                                                 $4
                                                            ===============


See accompanying summary of accounting policies and notes to the financial statements.

                              OILQUIP RENTALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF SHAREHOLDERS' EQUITY
                   FOR THE PERIOD FEBRUARY 4, 2000 (INCEPTION)
                            THROUGH DECEMBER 31, 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    Accumulated
                                                                                     (Deficit)
                                                Common Stock         Additional     During the
                                                ------------          Paid-in       Development
                                              Shares     Amount       Capital          Stage            Total
Balances, February 4, 2000 (Inception)            -       $  -        $     -         $      -       $        -

Issuance of common stock subscribed
at $94 per share                              4,250                   399,958                -          400,000

Issuance of common stock for conversion
of notes payable at $250 per share            1,000                   249,990                -          250,000

Issuance of common stock for cash at
$326 per share                                  307          3         99,997                -          100,000

Issuance of common stock subscribed at
$326 per share                                3,068         31        999,969                -        1,000,000

Issuance of common stock subscribed at
$350 per share                                1,250         13        437,488                -          437,500

Contributed capital                               -          -        788,106                -          788,106

Net (1oss)                                        -          -              -         (627,295)        (627,295)
                                              -----        ---     ----------        ---------       ----------
Balances, December 31, 2000                   9,875        $99     $2,975,507        $(627,295)      $2,348,311
                                              =====        ===     ==========        =========       ==========





See accompanying summary of accounting policies and notes to the financial statements.

                              OILQUIP RENTALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

Note 1  -  Nature Of Business And Summary Of Significant Accounting Policies

Nature Of Business And Organization

OilQuip Rentals, Inc., a Delaware corporation (the "Company" or "OilQuip"), was incorporated on February 4, 2000. During the period February 4, 2000 (Inception) to December 31, 2000, the Company has been in the development stage. The Company's activities since inception have consisted of developing its business plan, raising capital and negotiating with potential business acquisition targets. During the development stage, the Company has had no revenues and has expensed general and administrative costs in the amount of $382,893 and acquisition costs of $244,402 related to abandoned acquisition targets.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash And Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash or cash equivalents for the purpose of presentation in the statement of cash flows.

Concentration Of Credit Risk And Financial Instruments

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash and receivables.

The Company transacts its business with one financial institution. The amount on deposit in that financial institution did not exceed the $100,000 federally insured limit at December 31, 2000. Management believes that the financial institution is financially sound.

Receivables at December 31, 2000 include common stock subscriptions receivable, amounts due from a related party and a financing deposit, all of which have been collected in 2001.

Business acquisition costs

The Company capitalizes direct costs and deposits associated with successful business acquisitions and expenses acquisition costs for unsuccessful acquisition efforts.

Deferred Financing Costs

Deferred financing costs are direct expenditures incurred to obtain credit instruments from a bank. These costs will be amortized to interest expense over the expected term of the related debt instruments after the instruments were activated in February 2001. The amortization will be on a straight-line basis since the principal is payable at the end of the debt term.

Income Taxes

The Company accounts for deferred income taxes in accordance with the liability method as required by SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision (benefit) for income taxes consists of the current tax provision (benefit) and the change during the period in deferred tax assets and liabilities. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

Impairment Of Long-Lived Assets

The Company adheres to the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The Company reviews the carrying value of its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through undiscounted net cash flows. Impairment is calculated based on fair value of the asset, generally using net discounted cash flows. Any long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less estimated costs to sell.

Capital Structure

The Company utilizes SFAS No. 129, "Disclosure of Information about Capital Structure", which requires companies to disclose all relevant information regarding their capital structure.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the period from the date of inception through December 31, 2000.

Stock Based Compensation

The Company follows Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" in accounting for stock based compensation. Under APB No. 25, the Company recognizes no compensation expense related to employee or director stock options unless options are granted with an exercise price below fair value on the day of grant. SFAS No. 123, "Accounting for Stock- Based Compensation" provides an alternative method of accounting for stock-based compensation arrangements for employees and directors, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. Stock, options or warrants issued to consultants and outsiders are recorded at fair value under SFAS No.
123. The Financial Accounting Standards Board encourages, but does not require, entities to adopt the fair-value based method. The Company will continue its accounting under APB No. 25 for employees and directors but uses the disclosure-only provisions of SFAS No. 123 for any options or warrants issued to employees and directors. No options or warrants have been granted or are outstanding as of December 31, 2000.

Segments Of An Enterprise And Related Information

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments.

SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

Pension And Other Post Retirement Benefits

SFAS No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" requires certain disclosures about employers' pension and other post retirement benefit plans and specifies the accounting and measurement or recognition of those plans. SFAS No. 132 requires disclosure of information on changes in the benefit obligations and fair values of the plan assets that facilitates financial analysis. This standard currently has no impact on the Company.

Derivative Instruments And Hedging Activities

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Currently, as the Company has no derivative instruments, the adoption of SFAS No. 133 has no impact on the Company's financial condition or results of operations.

Mortgage Backed Securities Retained After The Securitization Of Mortgage Loans By Mortgage Banking Enterprises

The Financial Accounting Standards Board recently issued SFAS No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises". SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises. The Company believes this statement has no impact on its financial statements.

Note 2 - Business Acquisition Costs

On June 6, 2000, the Company signed a letter of intent to purchase the business and certain assets of Mountain Air Drilling Service Co., Inc. ("Mountain Air"). During 2000, a total of $200,000 was paid to secure the letter of intent to purchase Mountain Air. The acquisition was completed in February 2001.

As of December 31, 2000, the Company has capitalized additional acquisition expenses associated with the Mountain Air business and asset purchase. These costs include due diligence expenses, audit fees and legal fees totaling $179,529 incurred during 2000.

During 2000, the Company pursued two other business acquisition targets and incurred acquisition expenses and paid deposits totaling $244,402. The acquisition negotiations for these two targets have terminated and the Company has expensed these costs.

Note 3 - Related Party Transactions

The President and majority stockholder of the Company advanced the Company a total of $538,106 by paying expenses of the Company during 2000. Effective December 31, 2000, the President and majority stockholder forgave the outstanding balance and the amount was recorded as additional paid-in capital of the Company.

As of December 31, 2000, the Company has paid personal expenses on behalf of the President and majority stockholder of $104,640. The President and majority stockholder repaid these amounts in January 2001.

Note 4 - Stockholders' Equity

During 2000, investors subscribed to 4,250 shares of common stock for $400,000 ($94 per share), 3,068 shares of common stock for $1,000,000 ($326 per share) and 1,250 shares of common stock for $437,500 ($350 per share). As of December 31, 2000, $1,837,500 in subscriptions receivable was outstanding. The entire amount was received from the investors in cash in January and February 2001.

During 2000, the Company issued 1,000 shares of common stock for $250,000 ($250 per share) and 307 shares of common stock for $100,000 ($326 per share), all in cash.

During 2000, the Company recorded $250,000 in compensation expense for services contributed by the Company's President and majority stockholder.

During 2000, the Company's President and majority stockholder advanced an aggregate of $538,106 by paying corporate expenses on the Company's behalf. The amount has been recorded as a contribution to the Company's capital.

Note 5 - Lease Commitments

As of December 31, 2000, the Company has no lease commitments. The Company rents office space on a month-to-month basis. There are no minimum future rental commitments over the next five years. Rent expense was $12,445 for the period ending December 31, 2000.

Note 6 - Income Taxes

There is no current or deferred tax expense for the period from February 4, 2000 (inception) to December 31, 2000 due to net losses from operations.

Deferred income tax assets and liabilities are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred income tax assets are recorded to reflect the tax consequences on future years of income tax carryforward benefits, reduced by valuation allowance for future benefit amounts not expected to be realized by the Company.

At December 31, 2000, the company's net deferred income tax asset is comprised of the following:

Net operating loss benefit carryforward               $ 128,360
Valuation allowance for the deferred tax asset         (128,360)
                                                      ---------
Net deferred income tax asset                         $       -
                                                      =========

As of December 31, 2000, the Company had an operating loss carryforward of approximately $600,000. The operating loss carryforward expires 2020.

Note 7 - Subsequent Events

On January 25, 2001, OilQuip formed a subsidiary, Mountain Compressed Air, Inc. ("Mountain Compressed"), a Texas corporation. On February 6, 2001, Mountain Compressed acquired the business and certain assets of Mountain Air, a private company, for $10,000,000 (including the $200,000 deposit paid in 2000) in cash and a $2,200,000 promissory note to the sellers (interest at 5 3/4 percent and principal and interest due February 6, 2006). The acquisition was accounted for using the purchase method of accounting. Goodwill of $2,622,459 was recorded with the acquisition.

In order to make the acquisition, the Company borrowed amounts from a bank under two debt instruments: (1) a $3,550,000 term loan, 8% interest payable monthly, quarterly principal payments of $147,917 and maturity on February 6, 2006 and
(2) a subordinated $2,000,000 note, interest at 13%, interest payable quarterly and principal due January 31, 2004. In connection with the subordinated note, Mountain Compressed issued warrants to the note holder for the purchase of 1,350,000 shares of Mountain Compressed common stock exercisable for five years at $.01 per share. At December 31, 2000, Mountain Compressed had 8,030,000 shares outstanding and owned by OilQuip. The note holder has the right to require Mountain Compressed to redeem the shares for up to $600,000 in cash in five years.

In connection with the acquisition, Mountain Compressed also issued a warrant to the outside acquisition consultants for the purchase of 620,000 shares of Mountain Compressed common stock exercisable for five years at $.01 per share. The transaction was valued at $200,000.

Mountain Compressed sold part of its assets it acquired from Mountain Air to a leasing company. No gain or loss was recognized on the transaction. Mountain Compressed has leased these assets under a five-year operating lease. The lease payments are as follows:

               2001                 $  565,740

               2002                    678,888

               2003                    678,888

               2004                    678,888

               2005                    678,888

               2006                    113,148
                                    ----------

                                    $3,394,440
                                    ==========

On May 9, 2001, OilQuip was acquired by Allis-Chalmers Corporation ("A-C"), a public company. In the transaction, OilQuip stockholders will receive 1,000 shares of A-C common stock for each share of OilQuip common stock. In total, approximately 10 million shares of A-C common stock will be exchanged for all of the outstanding common stock of OilQuip. After the merger is complete, OilQuip stockholders will own approximately 86% of the common stock of A-C. For accounting purposes, the merger will be recorded as a reverse acquisition whereby OilQuip will be treated as the acquirer. Since A-C is an operating company, OilQuip will record the transaction under purchase accounting with the recognition of goodwill.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                             STATEMENTS OF OPERATION

                                   (UNAUDITED)

                                            Period January 1,    Three Months
                                              2001 through           Ended
                                            February 6, 2001    March 31, 2000
                                                       (In thousands)
Sales                                           $    493           $  1,315
Cost of Sales                                        214                560
                                                --------           --------

  Gross Margin                                       279                755

Marketing and Administrative Expenses                165                199
                                                --------           --------

  Income from Operations                             114                556

Other Income (Expenses)
  Interest Income                                      0                  5
  Interest Expense                                     0                  0
  Other                                                0                  6
                                                --------           --------

  Net Income                                    $    114           $    567
                                                ========           ========



This interim statement is unaudited.

The accompanying notes are an integral part of the Financial Statements.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                             STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                                               Period January 1,   Three Months
                                                                 2001 through          Ended
                                                               February 6, 2001   March 31, 2000
                                                               ----------------   --------------
                                                                         (In thousands)
Cash flows from operating activities
  Net Income (Loss)                                                $   114           $   567
  Adjustments to reconcile net loss to net cash
    (used) provided by operating activities:
       Depreciation and amortization                                     7                16
       Change in working capital:
         Decrease in receivables, net                                   35                37
         Increase (decrease) in trade accounts payable                  41               (39)
         Decrease (increase) in other current items                     55               127
                                                                   -------           -------

           Net cash provided by operating activities                   252               708

Cash flows from investing activities Capital expenditures               (5)              (23)

Distribution to shareholders                                             0              (700)
                                                                   -------           -------

Net (decrease) in cash and cash equivalents                            247               (15)

Cash and cash equivalents at beginning of period                       634               502
                                                                   -------           -------

Cash and cash equivalents at end of period                         $   881           $   487
                                                                       ===               ===


This interim statement is unaudited.

The accompanying Notes are an integral part of the Financial Statements.

                     MOUNTAIN AIR DRILLING SERVICE CO., INC.
                          NOTES TO FINANCIAL STATEMENTS

ITEM 1.  NOTES

NOTE 1  -  ACCOUNTING POLICIES

This interim financial data should be read in conjunction with the consolidated financial statements and related notes, management's discussion and analysis and other information included elsewhere in this proxy statement for the period from January 1, 2001 to February 6, 2001.

         All adjustments considered necessary for a fair presentation of the results of operation have been included in the unaudited financial statements. The results of operations for any interim period are not necessarily indicative of the Company's operating results for a full year.

                              OILQUIP RENTALS, INC.
                         AND ITS CONSOLIDATED SUBSIDIARY
                             UNAUDITED BALANCE SHEET
                                 MARCH 31, 2001
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     Assets
CURRENT ASSETS
Cash                                                                    $205
Accounts receivable, net                                                 524
Other current assets                                                      40
                                                                     -------
      Total current assets                                               769

Property and equipment, net                                            6,422
Goodwill and other intangibles, net                                    2,768
Other Assets                                                             701
                                                                     -------

      Total Assets                                                   $10,660
                                                                     =======

                      Liabilities and Stockholders' Equity

CURRENT LIABILITIES
Debt - current portion                                                  $647
Accounts payable                                                         219
Accrued expenses                                                         271
Other current liabilities                                                 75
                                                                     -------
      Total current liabilities                                        1,212

Long-term debt                                                         6,569
                                                                     -------

      Total liabilities                                                7,781

Redeemable warrant

STOCKHOLDERS' EQUITY

Common stock, $.01 par value, 10,000,000 shares
  authorized and 9,875 shares issued and outstanding at
  December 31, 2000                                                        1
Additional paid in capital                                             3,175
(Deficit) accumulated during development stage                          (627)
Retained Earnings                                                       (270)
                                                                     -------

      Total stockholders' equity                                       2,279
                                                                     -------
      Total liabilities and stockholders' equity                     $10,660
                                                                     =======


                       See notes to financial statements.

              OILQUIP RENTALS, INC. AND ITS CONSOLIDATED SUBSIDIARY
                        UNAUDITED STATEMENT OF OPERATIONS
                          QUARTER ENDED MARCH 31, 2001
                                 (IN THOUSANDS)

Revenue                                          $   606
Cost of Sales                                        420
                                                 -------
Gross Profit                                         186

Marketing and Administrative Expenses                313

Amortization                                          22
                                                 -------
(Loss) from Operations                              (149)

Other Income (Expenses)

        Interest Expense                             (95)
        Miscellaneous                                (26)
                                                 -------

(Loss) before Income Taxes                          (270)

Provision for Income Tax                               -
                                                 -------

Net Income (Loss)                                $  (270)
                                                 =======




See notes to financial statements.

              OILQUIP RENTALS, INC. AND ITS CONSOLIDATED SUBSIDIARY
                        UNAUDITED STATEMENT OF CASH FLOWS
                          QUARTER ENDED MARCH 31, 2001
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net (loss)                                                      $   (270)
  Adjustments to reconcile net (loss) to cash provided by
    operating activities:
    Depreciation and amortization                                       71
    Change in working capital:
      (Increase) in receivables, net                                  (504)
      Increase in accounts payable                                     477
      Increase in other current items                                  204
      (Increase) in lease deposit                                     (701)
    Other                                                                0
                                                                  --------

        Net cash (used) provided by operating activities              (719)

Cash flows from investing activities:
  Investment in acquisition of business                             (9,813)
  Capital expenditures                                                 (51)
  Proceeds from sale of equipment                                    3,549
                                                                  --------

        Net cash (used) provided by operating activities            (6,315)

Cash flows from financing activities:
  Common stock subscription received                                 1,838
  Net proceeds from issuance of long-term debt                       5,550
  Deferred financing cost                                             (153)
                                                                  --------

        Net cash (used) provided by operating activities             7,235
                                                                  --------

Net increase (decrease) in cash and cash equivalents                   201

Cash and cash equivalents, beginning of period                           4
                                                                  --------

Cash and cash equivalents, end of period                          $    205
                                                                  ========

Supplemental information - interest paid                          $     95
                                                                  ========


See notes to financial statements.

              OILQUIP RENTALS, INC. AND ITS CONSOLIDATED SUBSIDIARY
                        UNAUDITED STATEMENTOF CASH FLOWS
                          QUARTER ENDED MARCH 31, 2001
                                   (CONTINUED)
                                 (IN THOUSANDS)


Non-cash investing and financing transactions in connection with the acquisition of Mountain Air assets:

              Fair value of net assets acquired               $ 9,970
              Goodwill and other intangibles                    2,622
              Note payable to prior owner                      (2,200)
              Other adjustments                                  (579)
                                                              -------

              Net cash paid to acquire subsidiary             $ 9,813
                                                              =======


See notes to financial statements.

              OILQUIP RENTALS, INC AND ITS CONSOLIDATED SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS

ITEM 1. NOTES

NOTE 1 - ACCOUNTING POLICIES

This interim financial data should be read in conjunction with the consolidated financial statements and related notes, management's discussion and analysis and other information included elsewhere in this proxy statement for the period from February 4, 2000 to December 31, 2000.

All adjustments considered necessary for a fair presentation of the results of operation have been included in the unaudited financial statements. The results of operations for any interim period are not necessarily indicative of the Company's operating results for a full year.

NOTE 2 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature Of Business And Organization

OilQuip Rentals, Inc. and Subsidiary, a Delaware corporation (the "Company") was incorporated on February 4, 2000 to find and acquire targets to operate as subsidiaries.

During the period February 4, 2000 (Inception) to February 6, 2001, the Company had been in the development stage. The Company's activities through February 6, 2001 have consisted of developing its business plan, raising capital and negotiating with potential acquisition targets.

On February 6, 2001, the Company, through its subsidiary Mountain Compressed Air, Inc. ("MCA"), acquired certain assets of Mountain Air Drilling Service Co., Inc., whose business consists of providing equipment and trained personnel in the four corner areas of the southwestern United States. MCA primarily provides compressed air equipment and trained operators to companies in the business of drilling for natural gas.

Property and Equipment

On February 6, 2001, the Company, through its subsidiary MCA, acquired certain assets of Mountain Air Drilling Service Co., Inc., mainly consisting of boosters and compressors used in the business of drilling for natural gas. These assets are being depreciated over their estimated life, ten years.

Deferred Financing Costs

Debt acquisition costs are direct expenditures incurred with regard to borrowings. These costs are being amortized to interest expense over six years, the expected term of the related debt instruments after the instruments have been activated.

Goodwill and Other Intangibles

On February 6, 2001, MCA, a subsidiary of OilQuip, completed the purchase of certain assets pursuant to an Asset Purchase Agreement with Mountain Air Drilling Service Co., Inc., a non-related entity. OilQuip obtained an appraisal on all the assets acquired, which was the determining factor in the calculation of goodwill and other intangibles. Goodwill and other intangibles are being amortized over a period not in excess of twenty years.

Long-Term Debt

Long-term debt is as a result of the cost of the acquisition of certain assets of Mountain Air Drilling Service Co., Inc.

         o A term loan in the amount of $3,550,000 at 8%, interest payable monthly, with quarterly principal payments of $147,916.67 due on the last day of April, July, October, and January. The maturity date of the loan is February 7, 2007.

         o A sellers note in the amount of $2,200,000 at 5.75% simple interest. The principal and interest are due on February 6, 2006.

         O Subordinated debt in the amount of $2,000,000 at 13% with interest payable quarterly commencing on April 1, 2001. The principal will be due upon on January 31, 2004.

NOTE 3 - INVESTMENT ACQUISITION COST

The Company has capitalized expenses associated with the cost to acquire Mountain Air Drilling Service Co., Inc. These costs include a payment of $200,000 to secure the letter of intent, audit fees, feasibility study, and legal fees totaling $179,529 during 2000.
See Note 8 for further discussion of this acquisition.

During 2000, the Company pursued two other acquisition targets and incurred acquisition costs totaling $234,402. As of December 31, 2000, acquisition negotiations for these two targets have ceased, and the Company has expensed the costs as abandoned.

NOTE 4 - LEASE COMMITMENTS

On February 6, 2001, MCA, a subsidiary of OilQuip, completed the purchase of certain assets pursuant to an Asset Purchase Agreement with Mountain Air Drilling Service Co., Inc. A portion of the purchased equipment was sold to a leasing company. The leasing of the equipment is being accounted for as an operating lease. Lease payments totaling $3,480,000 will be made over a period of six years.

The Company rents office space on a five-year lease, which expires February 5, 2006. Rent expense for the first quarter of 2001 was $18,000. The Company has no further lease obligations.

NOTE 5 - SUBSEQUENT EVENTS

On May 9, 2001, OilQuip Rentals, Inc., an oil and gas rental company, merged into a subsidiary of Allis-Chalmers Corporation. In the merger, all of OilQuip's outstanding common stock was converted into 400,000 shares of Allis-Chalmers' common stock and the right to receive the remaining 9,600,000 shares of Allis-Chalmers' common stock upon the filing of an amendment to the Amended and Restated Certificate of Incorporation to authorize the issuance of such shares.

                           UNAUDITED SUMMARY PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

         The accompanying unaudited pro forma combined condensed financial information has been derived from the audited and unaudited financial statements included elsewhere in this proxy statement. This data is not necessarily indicative of the combined results of operations or financial position that would have occurred if the merger had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of our future operating results or financial position. The data set forth below should be read in conjunction with our (audited) financial statements (and unaudited interim financial statements), including the notes thereto, which are incorporated herein by reference.

         The accompanying pro forma consolidated financial statements present the historical financial information of Allis-Chalmers, as adjusted for the merger with OilQuip, pursuant to the merger agreement. OilQuip was formed in February 2000 to fund and acquire targets to operate as subsidiaries. In February 2001, OilQuip, through its subsidiary MCA acquired the assets of Mountain Air Drilling Service Co., Inc., and OilQuip is currently a holding company for MCA. In the future, the operations of Allis-Chalmers' wholly-owned subsidiary, Houston Dynamic Services, and OilQuip's wholly-owned subsidiary MCA will comprise the continuing operations of Allis-Chalmers.

         The accompanying pro forma balance sheet presents the historical financial information of Allis-Chalmers as of March 31, 2001, as adjusted for the merger with OilQuip. The historical financial information of OilQuip is as of March 31, 2001. The accompanying pro forma consolidated statement of operations for the year ended December 31, 2000 combines the historical financial information of Allis-Chalmers for the year ended December 31, 2000 with the historical financial information of Mountain Air for the year ended December 31, 2000 and the historical financial information of OilQuip for the period from its inception in February 2000 through December 31, 2000, as if the acquisition had incurred at the beginning of 2000. The accompanying pro forma consolidated statement of operations for the quarter ended March 31, 2001 combines the historical financial information of OilQuip with the historical financial information of Allis-Chalmers for the quarter ended March 31, 2001, and Mountain Air for the period of January 1, 2001 through February 7, 2001, as if the acquisition had occurred at January 1, 2000.

         The pro forma consolidated financial statements have been prepared by management, based on the historical financial statements of Allis-Chalmers, OilQuip, and Mountain Air. These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

                           ALLIS-CHALMERS CONSOLIDATED
                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                          YEAR ENDED DECEMBER 31, 2000
          (EXCEPT FOR OILQUIP FOR WHICH THE PERIOD IS FEBRUARY 9, 2000
                              TO DECEMBER 31, 2000)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                        MOUNTAIN AIR      OILQUIP*                            PRO FORMA
                                     ALLIS-CHALMERS       DRILLING        RENTALS        ADJUSTMENTS            TOTAL
                                     --------------     ------------      --------       -----------          ---------
Revenues                                 $4,552            $5,692         $    -           $     -             $10,244
Cost of Revenues                          3,315             2,689              -               731(4)            6,735
                                          -----            ------         ------           -------               -----
Gross Profit General &
Administrative                            1,237             3,003              -              (731)              3,509
Expenses                                  1,413               613            627               198 (5)(9)        2,851
Amortization                                  -                 -              -               212 (6)(9)          212
                                          -----            ------         ------           -------               -----
Income (Loss) from Operations              (176)            2,390           (627)           (1,141)                446
Other Income (Expense)
   Interest Income                            8                21              -                 -                  29
   Interest Expense                         (38)                -              -              (649)(7)            (687)
Miscellaneous Income                         17                 2              -                 -                  19
                                          -----            ------         ------           -------               -----
Income (Loss) before Income Tax            (189)            2,413           (627)           (1,790)(8)            (193)
Provision for Income Taxes                    - (1)(2)          - (3)          -                33 (8)             (33)
                                          -----             -----         ------             -----               -----
Net Income (Loss)                         $(189)           $2,413         $ (627)          $(1,823)              $(226)
                                          =====            ======         ======           =======               =====
Basic and diluted (loss) per share       $(0.12)                                                                $(0.02)
                                         ======                                                                 ======
Weighted Average Shares outstanding:
   Basic and diluted                  1,588,128                                                             11,588,128
                                      =========                                                             ==========


*See notes to unaudited pro forma combined consolidated

                   ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)


                                                          OILQUIP*                          PRO FORMA
                                     ALLIS-CHALMERS       RENTALS        ADJUSTMENTS          TOTAL
                                     --------------     ------------     -----------        ---------
Cash and cash equivalents                 $192               $205              $-              $397
Accounts receivable, net                   883                524               -             1,407
Inventories                                192                  -               -               192
Other current assets                        29                 40                                69
                                     --------------     ------------     -----------        ---------
   Total current assets                  1,296                769               -             2,065

Property and equipment, net              1,018              6,422             900 (9)         8,340
Goodwill and other intangibles, net          -              2,768           1,050 (9)         3,818
Other assets, net                            -                701                               701
                                     --------------     ------------     -----------        ---------
   Total assets                         $2,314            $10,660          $1,950           $14,924
                                     ==============     ============     ===========        =========

Current maturities of long-term         $  195            $   647          $    -           $   842
Accounts payable                           283                219               -               502
Accrued expenses                           199                271               -               470
Accrued pension liability               66,877                  -         (66,877) (10)           -
Other current liabilities                   97                 75               -               172
                                     --------------     ------------     -----------        ---------
   Total current liabilities            67,651              1,212         (66,877)            1,986
Accrued post-retirement benefit
obligation                                 881                  -               -               881
Long-term debt                             341              7,169               -             7,510
                                     --------------     ------------     -----------        ---------
   Total liabilities                    68,873              8,381         (66,877)           10,377
Stockholders' equity (deficit)         (66,559)             2,279          68,827             4,547
                                     --------------     ------------     -----------        ---------
   Total liabilities and
stockholders' equity (deficit)          $2,314            $10,660          $1,950           $14,924
                                     ==============     ============     ===========        =========


      See notes to unaudited pro forma combined consolidated balance sheet.

                   ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES
        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                              AS OF MARCH 31, 2000
               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                 MOUNTAIN AIR      OILQUIP*                           PRO FORMA
                               ALLIS-CHALMERS      DRILLING        RENTALS        ADJUSTMENTS           TOTAL
                               --------------    ------------      --------       -----------         ---------
Revenues                         $   1,377         $   606         $   493        $      -            $  2,476
Cost of Revenues                       853             420             214              73 (4)           1,560
                                 ---------         -------         -------        --------            --------
Gross Profit                           524             186             279             (73)                916

General and Administrative
Expenses                               391             313             165              58 (5)(9)          927
Amortization                             -              22               -              28 (6)(9)           50
                                 ---------         -------         -------        --------            --------

Income (Loss) from Operations          133            (149)            114            (159)                (61)

Other Income (Expense)

    Interest Income                      -               -               -               -                   -
    Interest Expense                    (8)            (95)              -             (68) (7)           (171)
Misc. Income (Expense)                   -             (26)              -               -                 (26)
                                 ---------         -------         -------        --------            --------
Income (Loss) before Income
Tax                                    125            (270)            114            (227)               (258)

Provision for Income Taxes               -                               -               -                   -
                                 ---------         -------         -------        --------            --------

Net Income                       $     125         $  (270)        $   114        $   (227)           $   (258)
                                 =========         =======         =======        ========            ========
Basic and diluted income
(loss) per share                 $     .08                                                            $   (.02)
                                 =========                                                            ========
Weighted Average Shares
Outstanding:                     1,588,128                                                          11,588,128
                                 =========                                                          ==========

                   ALLIS-CHALMERS CORPORATION AND SUBSIDIARIES

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCAL STATEMENTS

Note 1 - Basis Of Presentation
------------------------------

The accompanying pro forma consolidated financial statements are presented to reflect the merger of OilQuip and Allis-Chalmers, accounted for as a reverse acquisition, with the pre-merger operation of Allis-Chalmers and OilQuip becoming the ongoing operations of the combined entities.

In February 2001, OilQuip, through its subsidiary Mountain Compressed Air, Inc. ("MCA"), acquired the assets of Mountain Air Drilling, Inc. OilQuip is currently a holding company for MCA.

The accompanying pro forma consolidated balance sheet as of March 31, 2001 has been prepared to give effect to the merger of OilQuip and Allis as if the acquisition occurred on March 31, 2001. The accompanying pro forma consolidated statements of operations combines the historical operations of Allis-Chalmers, OilQuip, and Mountain Air Drilling Service Co., Inc. for the year ended December 31, 2000 and the three months ended March 31, 2001 as if the acquisition had occurred at January 1, 2000 of each of the periods presented.

On June 29, 2001, the Financial Accounting Standards Board (FASB) voted in favor of FASB Statement No. 142 (FAS 142), "Goodwill and Other Tangible Assets." FASB expects to release FAS 142 in the last half of July 2001. FAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Upon adoption of FAS 142, goodwill will be tested at the reporting unit annually and whenever events or circumstances occur indicating that goodwill might be impaired. Amortization of goodwill, including goodwill recorded in past business combinations, will cease. The adoption date for us will be January 1, 2002. We have not yet determined what the impact of FAS 142 will be on our results of operations and financial position.

Note 2 - Pro Forma Adjustments
------------------------------

(1) Allis-Chalmers Corporation emerged from Chapter 11 proceedings on October 31, 1988 under a Plan of Reorganization which was consummated on December 2, 1988. The Plan of Reorganization established the A-C Reorganization Trust to settle claims and to make distributions to creditors and certain shareholders. The Company transferred cash and certain other property to the A-C Reorganization Trust on December 2, 1998. Payments made by the Company to the A-C Reorganization Trust did not generate tax deductions for the Company upon the transfer but generated deductions for the Company as payments are made by the A-C Reorganization Trust to holders of claims. Taxable loss of $921,000 was included in 2000.

The Plan of Reorganization also created a trust to process and liquidate product liability claims. Payments made by the A-C Reorganization Trust to the product liability trust did not generate current tax deductions for the Company. Future income and deductions will be available to the Company as the product liability trust earns interest on its investments and makes payments to liquidate claims. Taxable income of $781,000 was included in 2000.

The Company believes the above-named trusts are grantor trusts and therefore includes the income or loss of these trusts in the Company's income or loss for tax purposes, resulting in an adjustment of the tax basis of net operating and capital loss carryforwards. The income or loss of these trusts is not included in the Company's results of operations for financial reporting purposes.

(2) Tax carryforwards at December 31, 2000 are estimated to consist of net operating losses of $319 million expiring 2001 through 2019, investment tax credits of $16,000 expiring in 2001 and energy tax credits of $141,000 expiring 2001 through 2002. We believe that in connection with the merger the Company's retention of the net operating losses or tax credits will be limited, if any.

(3) Mountain Air Drilling Service Co., Inc., effective January 1, 1988, filed Articles of Incorporation and elected to be treated as a S Corporation. No past provisions for income taxes were made as the taxable income or loss of a S corporation is passed through to its partnership/shareholders without being taxed at the entity level. Effective with the merger, their income will be included in the tax calculation.

(4) The equipment lease expense of certain assets acquired in the sale of Mountain Air, which became part of a sale/leaseback to help finance the acquisition.

(5) Additional depreciation expense on assets acquired and adjusted to fair value from the purchase of certain assets of Mountain Air and additional corporate administrative expenses.

(6) Amortization expense for goodwill and other intangibles, net, as a result of the acquisition of certain assets of Mountain Air Drilling Service Co., Inc. Goodwill is being amortized over 20 years.

(7) Interest costs as a result of the cost of the acquisition of certain assets of Mountain Air Drilling Service Co., Inc.

     o A term loan in the amount of $3,550,000 at 8%, interest payable monthly, with quarterly principal payments of $147,916.67 due on the last day of April, July, October, and January. The maturity date of the loan is February 7, 2007.

     o A sellers note in the amount of $2,200,000 at 5.75% simple interest. The principal and interest are due on February 6, 2006.

     o Subordinated debt in the amount of $2,000,000 at 13% with interest payable monthly and principal due in 2004.

     o Deferred financing costs are being amortized over 6 years, the length of the term loan.

(8) Provisions for income taxes had Mountain Air Drilling operations and OilQuip Rentals been part of Allis-Chalmers for the entire year ending December 31, 2000. This includes state taxes of $33,000 and no federal income taxes. Computation of the federal income tax indicates the retention of only $1,077,000 of the tax carryforwards as noted in footnote 2.

(9) For legal purposes, Allis-Chalmers acquired OilQuip, the parent company of MCA. However, for accounting purposes OilQuip was treated as the acquiring company in a reverse acquisition of Allis-Chalmers. As a result the fixed assets, and goodwill and other intangibles of Allis-Chalmers are increased by $1,950,000. Goodwill and other intangibles are being amortized over 20 years and the fixed assets are being depreciated over 10 years.

(10) See Allis-Chalmers Note 2 - Post Retirement Obligation-Pension Plan.

(11) Certain assets of Mountain Air Drilling were acquired on February 7, 2001 by Mountain Compressed Air, which is a subsidiary of OilQuip Rentals, Inc. Mountain Air Drilling's operational data is for the period January 1, 2001 through February 6, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ALLIS-CHALMERS CORPORATION,
                                            a Delaware corporation


Dated:  July 17, 2001                       By: /s/  John T. Grigsby, Jr.
                                                -------------------------
                                                Name:  John T. Grigsby, Jr.
                                                Title:  Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit No.         Description
-----------         -----------

16.1 Letter, dated July 16, 2001, from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding its termination as the Company's principal accountant responsible for auditing the Company's financial statements.